Exhibit 10.7

Labor Contract

Party A(employer)	Party B (employee)

Name	Name Qu Ting Ting

Residence	sex FeMale

The legal representative	ID (passport) number:

(principal)	230302198604035326

Contact

The household registration address

  Current address

Contact phone number                           Contact phone number 13530913339

In accordance of the Labor Law of the People's Republic of China (hereinafter refer as the “Labor Law”), the Labor Contract Law of the People's Republic of China (hereinafter refer as the “Labor Contract Law”), the Byelaw of Shenzhen Employee Salary Payment , (hereinafter refer as “salary payment byelaw”) And other relevant laws and regulations, both parties agree to abide by the basic principle rules of fairness, equality, self-willingness, mutual benefiting , honesty and good faith on signing this labor contract, abide by all the terms on the labor contract.

A. Validity of the Contract

1. Both parties agree to use option number (1) to fix the validity of the contract.

(1) there is a fixed period: from Nov 15, 2015 to Nov 1, 2017.

(2) no fixed period:__________________________(M/D/Y)

(3) in accordance of completion of assigned tasks: from _______________(M/D/Y) until the completion date. The mark of the work completion is

2. The probation period is (month) from__________ (M/D/Y) to __________(M/D/Y) (The probation period is required to include as part of the labor contract validation period, if no probation period, please fill in the blank as "no").

B. Work Description and workplace

Party B's job Description (position or type of work) General Manager

Party B 's office location Shen Zhen

C. Working hours and Holidays

1. Both parties agree to use option (1) to assign Party B’s working hour.

(1). Following the standardized working hours tracking system, which is 8 daily working hours (no more than 8 hours), 40 working hours per week (not more than 40 hours), Minimum of one day off per week.

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(2). Part-time work tracking system, which is upon the approval of the human resources department, Party B filled in a position which requires irregular working hours.

(3). The general working hours tracking system, which is upon the approval of the human resources department, Party B filled in a position which required general working hour tracking system to calculate specific working hours.

2. Due to Party A’s production and operation needs party B will be required to work extra hours, under the circumstance both party should refer "Labor Law" Article 41 to evaluate the situation and calculate extra payment.

3. Party B shall have statutory holidays, annual holidays, marriage leave, maternity leave and bereavement leave.

4. Party B’s other arrangements for holidays

D. labor compensation

1. Party A shall abide by the labor law for distributing wages, which shall not be lower than the minimum wage, that mandate by the government.

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2. After negotiation, both parties agree to use option number (1) to receive payment.

(1). Party B assigned wage is 25,000RMB per month; the wage during probation period is 20,000RMB.

(2). Both Parties agree to use                                              as mark for payment received.

3. Party A shall set payment on __(date) of each month as payday. Party A shall pay Party B at least once a month in monetary form.

4. Party B overtime payment, paid holidays and special working situations payment shall use all related rule and regulations to calculate total accumulated hours for payment.

5. Both Parties other arrangements for payment Party B’s salary structure is set to be monthly wage plus commission payment. Commission payment will be equally as 40% of her salary.

E. Insurance and welfare

1. Both parties mutual agree to abide by the national and provincial statutory participate in domestic social insurance policy.

2. If Party B get sick or had non-work-related injuries, Party A shall take the measure accordingly based on the National and state labor law for sick leave or medical care.

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3. If Party B suffering from occupational diseases, work-related injuries, Party A shall use "the People's Republic of China Occupational Disease Prevention Law", "Industrial Injury Insurance policy" and other relevant laws and regulations to deal with the matter accordingly.

4. Party A provides Party B with the following benefits retirement insurance, unemployment insurance, maternal insurance, medical insurance, injury insurance , housing allowance fund.

F. labor protection, working conditions and occupational hazards protection

1. In accordance with national and provincial labor protection regulations, Party A needs to provide sterilized working environment, safe premises, and necessary safety tools and equipment, make sure Party B’s working safety and health.

2. In accordance of the national and provincial rules and regulations, Party A has responsibilities for female workers and minor worker’s safety during working hours.

3. Party B engaged in operations, may cause_________ occupational hazards, Party A should take protective measurements such as ______________. Also in accordance of the National Health department’s regulations on worker’s health requirements before work, during work and leave work, worker should have physical tests, which the fee will take on by Party A.

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4. Party B has rights to refuse Party A's against rules command and enforcing risk-taking operation procedure; Party B has rights to correct Party A or report to the relevant departments for health endangerment and occupational hazards operations.

G. Rules and Regulations

1.	Party A enact the company’s rules and regulations which party A should be fully informed for acknowledgment.

2.	Party B shall abide by the national and provincial laws and the rules and regulations enacted by party A, and Party B shall finish assignments, improve one’s occupational skills, and abide by the safety operating rules and professional work ethics.

3.	Party B should abide by the national and provincial rules and regulations concerning about family planning scheme.

H. labor contract amendments

Both parties allow this contract to make changes or amend to. If any changes the party has to inform the other party in a written form. The amended contract each party shall keep one copy for enforcement.

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I. Dissolution and termination of the contract

1. Both parties can mutually agree to terminate this labor contract.

2. Party B give Party A 30 days of notice in written form for dissolve the contract; During Party B’s probation period, party B give party A 3 days’ notice in written form for dissolve the contract

3. If Party A has any of the behaviors listed below toward Party B, Party B has rights to dissolve the contract.

(1) Failing to provide basic work protection or working conditions according to the labor contract;

(2) Fail to provide the full payment toward Party B’s work;

(3) Fails to pay social insurance for Party B, after Party B’s requests within a month still not be able to provide the payment;

(4) Party A violated the laws and regulations, which result in endangerment for Party B in any way;

(5) Party A use fraudulent way or threatening or take advantage of Party B which result in the invalidation of the labor contract;

(6) Exempt oneself from legal liability, minimize Party B’s rights which result in the invalidation of the contract;

(7) In violation of laws and administrative regulations mandatory, resulting in invalidation of the contract;

(8) any other rules and regulations in protection of Party B which has been violated by Party A could result in dissolve the contract;

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4. Party A use violation, threatening or illegally restricting one’s freedom and forcing Party B to work, or Party A violated the rules to enforce operation which result in endangerment of Party B, Party B can immediately terminate the labor contract without any prior notice to Party A.

5. Party A has rights to terminate the contract if any of the following circumstance occur from Party B:

(1) In duration of the probation period which Party B doesn’t qualify for the position requirements

(2) violation of the company’s rules and regulations;

(3) Negligence of one’s duty and malpractice, which caused Party A have server loss;

(4) Establishing relations with other companies for one’s own benefit which result in server loss of the company, after Party A’s warning still don’t change one’s behavior;

(5) Use fraudulence ,threatening or take advantage of Party A, which violated Party A’s willingness for employment, result in the invalidation of the contract;

(6) Party B has litigation proceeding;

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6. Any of the following situation occur could result dissolve of the contract, Party A give 30 days’ notice in written form or pay extra one-month salary to dissolve the contract, “Labor contract Law” Article 42’s situation can work as exception:

(1) Party B has illness or non-work- related injuries, after recovery, Party B no longer be able to do the initial assignment or any other assignment

(2) Party B doesn’t qualify for the position , after proper training or change of position , one still cannot do the job effectively .

(3) According to the objective situation, the labor contract concluded, a major changes have occurred which result in the contract non-executable, after negotiation, both parties cannot strike another agreement.

7. Any of the following circumstance occur result in dissolve the contract, Party A needs to layoff more than 20 employees or layoff less than 20 employees but those employees occupancy is 10% of the total employment, under the circumstance Party A needs to give 30 days notice to inform employees for acknowledgement, listen to the Labor Union or employees’ suggestions and report to the human resources department, then Party A can start layoff workers, “Labor contract law” Article 42’s circumstance could work as an exception:

(1) in accordance of the bankruptcy code to reorganize the company;

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(2) the company’s operation has terrible financial difficulties;

(3) change of productions, technology convention or change of business model, after adjustment of the labor contracts, still need to layoff staff;

(4) Other labor contracts should be based on the basis of the objective economic situation, major incidence occurs, resulting in the labor contract cannot be fulfilled

8. The labor contract shall be terminated if any of the following circumstances occur:

(1) the expiration of the labor contract;

(2) Party B has reached the retirement age;

(3) Party B’s death, or by the court declared dead or declared missing;

(4) Party A declared bankruptcy;

(5) Party A has been revoked business license, ordered to close, Party A decided to dissolve ahead of schedule;

(6) other laws and administrative regulations circumstances.

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J. Economic compensation

1. Party A shall compensate to Party B if any of the following circumstances occur:

(1) Party A propose to terminate the labor contract according to the provision 1 Article 9 of this Labor Contract and both parties mutually agree for dissolve the contract.

(2) Party B terminate the labor contract based on Article I of this Labor Contract;

(3) Party A terminate the labor contract based on Article I term 6 and 7 of this Labor Contract;

(4) On the exception of Party A retain Party B or improve contract terms for renewal, unless Party B disagree with the terms, Party B can terminate the contract based on Article I clause 1

(5) Termination of the labor contract based on Article I clause (4) and (5)

(6) other laws and administrative regulations

2. the two sides to terminate or terminate the labor contract, the economic compensation for the payment of the standard should be "Labor Contract Law" and the state and provincial and municipal regulations. Party A shall pay Party B the economic compensation, shall be paid at the handover of Party B work.

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K. Termination of the contract and process

Both parties mutually agree to terminate the contract, Party B shall handover the work as requested. Party A shall provide written form for terminate the contract as proof, and help Party B to transfer its personnel file and social insurance file in the following 15 days. The termination notice shall state the contract date, termination reasons, employee’s position, employment duration.

L. Dispute

If any dispute or disagreement occur primarily both parties shall conciliate by themselves. If issues cannot be settled, both parties could seek help through labor union or from labor dispute committee for further arbitration.

M. Other arrangements or matters by both parties:

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N. Miscellaneous

1. Any other contract matters which did not conclude in this contract, both parties will carry out using relevant rules and regulations.

2. The contract starts legal effect upon signing, any changes without written form authorization will be invalid.

3. Both parties shall hold one copy.

Party A: (seal)	Party B:	/s/ Qu Ting Ting

The legal representative:
(principal)

Date:	Date: Nov 1, 2015

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